EXHIBIT 99.7

AMENDED AND RESTATED JOINT FILING AGREEMENT

This Amended and Restated Joint Filing Agreement (this “Agreement”), dated as of May 15, 2017, is made by and among Privet Fund LP, a Delaware limited partnership, Privet Fund Management LLC, a Delaware limited liability company, Ryan Levenson, individually, Privet Capital Investments I, LP, a Delaware limited partnership, IRIS Holdings, LLC, a Delaware limited liability company, IRIS Holdings, Inc., a Delaware corporation, and IRIS Canada Acquisition Corp., a company incorporated under the laws of the Province of British Columbia.

WHEREAS, each of Privet Fund LP, Privet Fund Management LLC, and Ryan Levenson (together, the “Original Parties”) are parties to that certain Joint Filing Agreement dated as of February 11, 2015 (the “Original Agreement”), pursuant to the terms of which such parties agreed to provide for the filing of a joint Schedule 13D, and all amendments thereto, with respect to shares of common stock, no par value, of Norsat International Inc. (the “Shares”);

WHEREAS, the Original Parties desire by this Agreement to amend and restate the Original Agreement in its entirety to add Privet Capital Investments I, LP, IRIS Holdings, LLC, IRIS Holdings, Inc. and IRIS Canada Acquisition Corp. as parties thereto and to provide for the joint filing on behalf of each of the parties hereto of a statement on Schedule 13D (including any and all amendments thereto) with respect to the Shares.

NOW, THEREFORE, the parties hereto agree as follows:

In accordance with Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, the parties agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any and all amendments thereto) with respect to the Shares, and further agree that this Agreement shall be included as an exhibit to such joint filings.

The parties further agree that each party hereto is responsible for the timely filing of such statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has a reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Facsimiles and electronic pdf copies of original signatures are considered valid as original signatures.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

PRIVET FUND LP

By: Privet Fund Management LLC, its General Partner

By:	/s/ Ryan Levenson
Name:	Ryan Levenson
Title:	Managing Member

PRIVET FUND MANAGEMENT LLC

By:	/s/ Ryan Levenson
Name:	Ryan Levenson
Title:	Managing Member

/s/ Ryan Levenson
Ryan Levenson

PRIVET CAPITAL INVESTMENTS I, LP

By: Privet Fund Management LLC, its General Partner

By:	/s/ Ryan Levenson
Name:	Ryan Levenson
Title:	Managing Member

IRIS HOLDINGS, LLC

By: Privet Fund Management LLC, its Manager

By:	/s/ Ryan Levenson
Name:	Ryan Levenson
Title:	Managing Member

IRIS HOLDINGS, INC.

By:	/s/ Ryan Levenson
Name:	Ryan Levenson
Title:	President

[Signature Page to Joint Filing Agreement]

IRIS CANADA ACQUISITION CORP.

By:	/s/ Ryan Levenson
Name:	Ryan Levenson
Title:	Director

[Signature Page to Joint Filing Agreement]